Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

IMPORTANT: Read attached instructions before completing form.

1. Name of Corporation: Eagle Golf Corp.

2. Resident Agent Name and Street Address:

(must be a Nevada address where process may be served)

Name of Resident Agent: Martin G. Bothmann

Street Address: 5217 Cory Place, Las Vegas, NV 89117

3. Shares: (No. of shares corporation authorized to issue)

Number of shares with par value: 25,000,000 Par value: .001

Number of shares without par value: _______

4. Governing Board: (Check one) Shall be styled as XX Directors or Trustees

The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows:
Hans U. Bothmann	7601 W. Laredo, Las Vegas, NV 89117
Name	Address
Richard Rockwell Pratt, III	4044 Dorado, Palm Beach Gardens, FL 33418
Name	Address
Mark A. Winne	3021 Ocean Port Dr., Las Vegas, NV 89117
Name	Address

5. Purpose: (Optional-See Instructions) The purpose of this Corporation shall be:_________________

6. Other Matters: (See instructions) Number of additional pages attached: ________

7. Names, Addresses and Signatures of Incorporators: (Signatures must be notarized)

Attach additional pages if there are more than 2 Incorporators.

Hans U. Bothmann

Name

7601 W. Laredo, Las Vegas, NV 89117

Address City, State, Zip

/s/Hans U. Bothmann

Signature

Subscribed and Sworn to me this 15th day of February 1996

/s/Sondra Walker

8. Certificate of Acceptance of Appointment of Resident Agent:

I, Martin Bothmann, hereby accept appointment as Resident Agent for the above named corporation.

/s/Martin Bothmann - 02-15-96

Signature of Resident Agent - Date